Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release

For Immediate Release

Contact:

C. Harril Whitehurst, Jr.

Senior Vice President and CFO

804-897-3900

hwhitehurst@villagebank.com

VILLAGE BANK AND TRUST FINANCIAL CORP.

HOLDS 2008 ANNUAL MEETING

Midlothian, Virginia, October 8, 2008. Village Bank and Trust Financial Corp. (the “Company”) (NASDAQ symbol: VBFC) in Midlothian, Virginia, held its Annual Shareholders’ Meeting at its new corporate headquarters in Watkins Centre on September 30, 2008.

At the meeting, shareholders of the Company approved the merger of River City Bank with and into the Company’s wholly owned subsidiary, Village Bank. River City Bank’s shareholders had previously approved the merger at its Special Meeting, also held on September 30, 2008 at the Company’s corporate headquarters. Prior to the approvals by the shareholders of the two institutions, the merger received approval by the Company’s regulators, the Federal Deposit Insurance Corporation and the Bureau of Financial Institutions of the Virginia State Corporation Commission.

“Our goal in combining our two strong banking companies is to create the premier financial institution in the Richmond metropolitan area,” said Tom Winfree, President and Chief Executive Officer of the Company. “We are honored by the trust the employees and customers of River City Bank have shown us and we will do our very best to live up to their highest expectations,” he added.

The combination of Village Bank and Trust Financial Corp. and River City Bank will result in a financial institution with assets in excess of $500 million and fifteen branches surrounding the Richmond metropolitan area.

“The primary focus of the combined Bank’s leadership team is to continue to deliver a high level of excellence and service to the customers who have made our respective banks successful,” said William D. Stegeman, President of River City Bank, who will serve as Senior Vice President of Retail Banking at Village Bank following the merger. Stegeman continued, “We are very excited about the many advantages the merger will bring to the customers who have entrusted their banking needs with us.”

In his presentation to shareholders at the Annual Meeting, Winfree noted that the Company is on sound financial footing, with a strong balance sheet that does not contain any of the mortgage related assets that have resulted in significant losses for so many banks. He added that the Company had not participated in the sub-prime mortgage lending market recognizing early on that this type of lending was risky.

In addition to approving the merger with River City Bank, the Company’s shareholders re-elected directors R.T. Avery, III, William B. Chandler, and R. Calvert Esleeck, Jr., and ratified the appointment of the Company’s independent auditors for 2008.

Michael A. Katzen and John T. Wash, Sr., the respective Chairman and Vice-Chairman of the River City Bank Board of Directors, will join the Company’s Board of Directors following the merger. Other River City Bank Board members who will join the Company’s Board following the merger are O. Woodland Hogg, Jr. and Charles E. Walton.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation.  The Bank has ten branch offices which will increase to fifteen with the merger with River City Bank. Village Bank and its wholly-owned subsidiaries, Village Bank Mortgage Corporation, Village Insurance Agency, Inc., and Village Financial Services Corporation, offer a wide range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger between River City Bank and Village Bank, including future financial and operating results, and accretion to reported earnings that may be realized from the merger; (ii) the Company’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Village Bank and River City Bank may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) the interest rate environment may compress margins and adversely affect net interest income; (6) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (7) competition from other financial services companies in the Company’s markets, both before and/or after the merger, could adversely affect operations; (8) an economic slowdown could adversely affect credit quality and loan originations; and (9) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Web site www.sec.gov.

The foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.